                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                         Date of Report:  June 28, 1996


                               F.N.B. CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 0-8144                  25-1255406
  ------------------------        ------------           -------------------
  (State of Incorporation)        (Commission               (IRS Employer
                                  File Number)           Identification No.)


     Hermitage Square, Hermitage, Pennsylvania                  16148
     -----------------------------------------                ----------
     (Address of principal executive offices)                 (Zip code)


                                 (412) 981-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR MERGER

         On February 2, 1996, F.N.B. Corporation (FNB) signed a definitive merger agreement with Southwest Banks, Inc. (Southwest), a bank holding company headquartered in Naples, Florida, with assets of approximately $400 million. The merger agreement calls for an exchange of .819 share of FNB common stock for each share of Southwest common stock, after giving effect to the 5% stock dividend announced on April 24, 1996. FNB has reserved 3,276,700 shares to be issued in conjunction with the merger.

         In connection with the merger agreement, Southwest granted FNB an option to purchase, under certain circumstances, up to 727,136 shares of Southwest common stock at a price of $15.00 per share. The exchange ratio, number of shares under option and the price of the options are all subject to possible adjustment. The transaction will be accounted for as a pooling of interests, and is expected to close in early 1997, subject to approval by certain regulatory authorities. The merger agreement was approved by Southwest's shareholders on June 17, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Following are the Consolidated financial statements of Southwest.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                                                     PAGE
Independent Auditors' Report .....................................................................    F-2

Consolidated Balance Sheets, December 31, 1995, 1994, 1993 .......................................    F-3

Consolidated Statements of Operations, Years Ended December 31, 1995, 1994, 1993 .................    F-4

Consolidated Statements of Stockholders' Equity, Years Ended December 31, 1995, 1994, 1993 .......    F-5

Consolidated Statements of Cash Flows, Years Ended December 31, 1995, 1994, 1993 .................  F-6-7

Notes to Consolidated Financial Statements, Years Ended December 31, 1995, 1994, 1993 ............ F-8-27

                      January 19, 1996, except for Note I,
                    as to which the date is February 2, 1996



Board of Directors and Stockholders
of Southwest Banks, Inc.
Naples, Florida



                         Independent Auditors' Report

        We have audited the accompanying consolidated balance sheets of Southwest Banks, Inc. and its subsidiaries, First National Bank of Naples and Cape Coral National Bank (collectively, the Company), as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southwest Banks, Inc. and its subsidiaries as of December 31, 1995 and 1994 and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

        As discussed in Note A to the consolidated financial statements, the company changed its method of accounting for debt and equity securities effective January 1, 1994.

                                       HILL, BARTH & KING, INC.




                                       Certified Public Accountants
                                       Naples, Florida

                          CONSOLIDATED BALANCE SHEETS

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                           December 31, 1995 and 1994

                                                                    1995             1994
                                                               -------------    -------------
         ASSETS

Cash and due from banks                                        $  25,135,628    $  14,934,854
Federal funds sold                                                31,724,000                0
                                                               -------------    -------------
         TOTAL CASH AND CASH EQUIVALENTS                          56,859,628       14,934,854
                                                               -------------    -------------

Securities available for sale - NOTE B                            50,401,563       20,149,743
Securities held to maturity (fair value of
  $23,946,120 and $29,315,823, respectively) - NOTE B             23,834,164       30,799,597

Loans - NOTE C                                                   238,509,066      186,006,407
Less:
  Allowance for loan losses - NOTE C                              (1,585,285)      (1,182,157)
  Unearned income and deferred loan fees                            (257,550)        (317,269)
                                                               -------------    -------------
                                                   NET LOANS     236,666,231      184,506,981
                                                               -------------    -------------

Premises and equipment - NOTE D                                   14,413,940       10,951,413
Accrued interest receivable                                        2,594,888        1,664,948
Other assets                                                       1,691,377        1,606,361
                                                               -------------    -------------
                                                               $ 386,461,791    $ 264,613,897
                                                               =============    =============
        LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits - NOTE E                                              $ 324,830,614    $ 201,245,235
Federal funds purchased and securities
  sold under agreements to repurchase - NOTE F                    18,276,769       17,572,942
Other borrowings - NOTE F                                         10,000,000       16,500,000
Accrued interest payable                                           1,714,022          563,056
Accrued expenses and other liabilities                             1,307,593          881,702
                                                               -------------    -------------
                                           TOTAL LIABILITIES     356,128,998      236,762,935
                                                               -------------    -------------
Commitments and contingencies - NOTE H

Employee Stock Ownership Plan obligation - NOTE J                    388,890          140,652

Stockholders' Equity - NOTE L:

 Preferred stock, par value $.10 per share - 100,000
   shares authorized, -0- shares issued and outstanding                    0                0
 Common stock, par value $.10 per share - 25,000,000
   shares authorized, 3,654,089 and 3,560,556 shares
   issued and outstanding, respectively                              365,409          356,056
 Capital surplus                                                  28,322,888       27,193,122
 Retained earnings                                                 1,462,295          651,465
 Unrealized increase (decrease) in fair value on
   securities available for sale (net of applicable
   income taxes)                                                     182,201         (349,681)
 Employee Stock Ownership Plan obligation - NOTE J                  (388,890)        (140,652)
                                                               -------------    -------------
                                  TOTAL STOCKHOLDERS' EQUITY      29,943,903       27,710,310
                                                               -------------    -------------
                                                               $ 386,461,791    $ 264,613,897
                                                               =============    =============




          See accompanying notes to consolidated financial statements

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                  Years ended December 31, 1995, 1994 and 1993

                                                               1995         1994          1993
                                                           -----------   -----------   -----------
INTEREST INCOME
 Interest and fees on loans                                $20,811,978   $12,704,458   $ 9,151,743
 Interest on federal funds sold                                834,820        94,456        88,920
 Interest on securities and other                            3,737,561     2,616,202     1,945,438
                                                           -----------   -----------   -----------
                      TOTAL INTEREST INCOME                 25,384,359    15,415,116    11,186,101
                                                           -----------   -----------   -----------
INTEREST EXPENSE
 Interest on deposits                                        9,652,475     5,436,108     4,524,257
 Interest on other borrowings                                2,103,576       870,339       134,852
                                                           -----------   -----------   -----------
                     TOTAL INTEREST EXPENSE                 11,756,051     6,306,447     4,659,109
                                                           -----------   -----------   -----------
                        NET INTEREST INCOME                 13,628,308     9,108,669     6,526,992
  Provision for loan losses                                    835,000       605,000       240,000
                                                           -----------   -----------   -----------
        NET INTEREST INCOME AFTER PROVISION
                            FOR LOAN LOSSES                 12,793,308     8,503,669     6,286,992
                                                           -----------   -----------   -----------
OTHER INCOME
 Service charges, commissions and fees                       2,681,594     1,440,689       995,167
  Net gain on sale of securities                                14,597         2,000       234,085
 Gain on sale of loans                                               0             0        66,689
 Gain on sale of assets                                         12,280             0             0
                                                           -----------   -----------   -----------
                         TOTAL OTHER INCOME                  2,708,471     1,442,689     1,295,941
                                                           -----------   -----------   -----------
                                                            15,501,779     9,946,358     7,582,933
                                                           -----------   -----------   -----------
OTHER EXPENSES
 Salaries and employee benefits - NOTE J                     6,716,083     4,813,925     3,006,030
 Net occupancy expenses for premises                         1,040,532       672,559       496,720
 Equipment rental, depreciation and
   maintenance                                               1,438,910       824,372       604,004
 General operating - NOTE O                                  3,744,279     2,742,967     1,871,297
                                                           -----------   -----------   -----------
                       TOTAL OTHER EXPENSES                 12,939,804     9,053,823     5,978,051
                                                           -----------   -----------   -----------
                 INCOME BEFORE INCOME TAXES                  2,561,975       892,535     1,604,882

INCOME TAXES - NOTE G                                          855,440       242,212       599,652
                                                           -----------   -----------   -----------
                                 NET INCOME                $ 1,706,535   $   650,323   $ 1,005,230
                                                           ===========   ===========   ===========
EARNINGS PER SHARE                                         $       .44   $       .19   $       .47
                                                           ===========   ===========   ===========
WEIGHTED AVERAGE SHARES OUTSTANDING                          3,884,789     3,401,704     2,148,049
                                                           ===========   ===========   ===========






          See accompanying notes to consolidated financial statements

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES
                  Years ended December 31, 1995, 1994 and 1993

                                          COMMON        CAPITAL         RETAINED
                                          STOCK         SURPLUS         EARNINGS
                                         --------     -----------     -----------
Balance December 31,
 1992                                    $182,711     $10,806,396     $     5,702

Common stock issued,
  net of offering costs
  of $873                                  12,289         969,926               0

Stock dividend                              3,895         307,705        (312,000)

Net income                                      0               0       1,005,230
                                         --------     -----------     -----------
Balance December 31,
  1993                                    198,895      12,084,027         698,932

Common stock issued,
 net of offering costs
 of $442,992
                                          150,000      14,407,008               0
Common stock issued,
 pursuant to options
 exercised                                    208          13,770               0

Stock dividend                              6,953         688,317        (697,790)

Unrealized decrease in
 fair value on
 securities available                           0               0               0
 for sale

Obligation under ESOP
 Plan                                           0               0               0

Net income                                      0               0         650,323

Balance December 31,                     --------     -----------     -----------
  1994                                    356,056      27,193,122         651,465

Common stock issued,
 pursuant to options
 exercised                                    112           9,110               0

Common stock issued, to
 ESOP, net of offering
 costs of $6,233                            2,115         236,958               0

Stock dividend                              7,126         883,698        (895,705)

Unrealized increase in
 fair value on
 securities available
 for sale                                       0               0               0

Obligation under ESOP
 Plan                                           0               0               0

Net income                                      0               0       1,706,535
Balance December 31,                     --------     -----------     -----------
 l995                                    $365,409     $28,322,888     $l, 462,295
                                         ========     ===========     ===========

                                   UNREALIZED
                                    INCREASE
                                   (DECREASE)
                                    IN FAIR
                                    VALUE ON
                                   SECURITIES             OBLIGATION          TOTAL
                                   AVAILABLE                UNDER          STOCKHOLDERS'
                                    FOR SALE              ESOP PLAN           EQUITY
                                   ----------             ----------       ------------
Balance December 31,
 1992                               $        0               $    0        $ 10,994,809

Common stock issued,
net of offering costs
  of $873                                    0                    0             982,215

Stock dividend                               0                    0                (400)

Net income                                   0                    0           1,005,230
                                    ---------            ----------        ------------
Balance December 31,
  1993                                       0                    0          12,981,854

Common stock issued,
 net of offering costs
 of $442,992                                 0                    0          14,557,008

Common stock issued,
 pursuant to options
 exercised                                   0                    0              13,978

Stock dividend                               0                    0              (2,520)

Unrealized decrease in
 fair value on
 securities available
 for sale                             (349,681)                   0            (349,681)

Obligation under ESOP
 Plan                                        0             (140,652)           (140,652)

Net income                                   0                    0             650,323
                                    ---------            ----------        ------------
Balance December 31,
  1994                               (349,681)             (140,652)         27,710,310

Common stock issued,
 pursuant to options
 exercised                                  0                     0               9,222

Common stock issued, to
 ESOP, net of offering
 costs of $6,233                            0                     0             239,073

Stock dividend                              0                     0              (4,881)

Unrealized increase in
 fair value on
 securities available
 for sale                             531,882                     0             531,882

Obligation under ESOP
 Plan                                       0              (248,238)           (248,238)

Net income                                  0                     0           1,706,535
                                    ---------            ----------         -----------
Balance December 31,
 l995                               $ 182,201            $ (388,890)        $29,943,903
                                    =========            ==========         ===========





          See accompanying notes to consolidated financial statements

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                  Years ended December 31, 1995, 1994 and 1993

                                                                  1995            1994            1993
                                                              ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $  1,706,535    $    650,323    $  1,005,230
  Adjustments to reconcile net income to net
  cash provided by operating activities:
      Depreciation and amortization                              1,407,052         818,267         568,824
      Deferred income taxes                                        (76,557)       (347,257)        (16,382)
      Accretion of deferred loan fees and discounts               (444,370)       (230,178)       (332,698)
      Provision for loan losses                                    835,000         605,000         240,000
      Gain on sale of securities, net                              (14,597)         (2,000)       (234,085)
      Gain on sale of loans, net                                         0               0         (66,689)
      Gain on sale of assets                                       (12,280)              0               0
      (Increase) decrease in accrued interest
        receivable                                                (929,940)       (684,508)         12,813
      Increase in other assets                                     (16,005)       (136,872)       (407,132)
      Increase in accrued interest
       payable                                                   1,150,966         187,372           5,535
      Increase in accrued expenses
       and other liabilities                                       425,891          58,627         302,390
                                                              ------------    ------------    ------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                 4,031,695         918,774       1,077,806
                                                              ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Loan participations purchased                                  (3,225,828)     (2,528,290)              0
 Proceeds from sales of loan participations                        448,845       4,316,951      10,057,677
 Net increase in loans                                         (49,862,196)    (60,941,718)    (41,502,941)
 Purchases of securities held to maturity                       (2,393,179)    (13,691,626)    (22,254,706)
 Proceeds from maturing of securities held to
   maturity and principal collections                            9,447,911       8,094,545      25,869,164
 Purchases of securities available for sale                    (55,765,656)    (11,847,420)              0
 Proceeds from maturing of securities available
   for sale and principal collections                           21,655,550       2,391,650               0
 Proceeds from sale of securities available
   for sale                                                      4,404,766       1,002,000               0
 Purchases of premises and equipment                            (4,849,754)     (8,445,041)       (885,970)
 Proceeds from maturing interest-earning
   deposits                                                              0               0       1,000,000
                                                              ------------    ------------    ------------
       NET CASH USED IN INVESTING ACTIVITIES                   (80,139,541)    (81,648,949)    (27,716,776)
                                                              ------------    ------------    ------------





          See accompanying notes to consolidated financial statements

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                  Years ended December 31, 1995, 1994 and 1993

                                                                    1995             1994                  1993
                                                               -------------    -------------         -------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                                    $ 123,585,379    $  43,875,123         $  25,332,914
   Increase (decrease) in other borrowings                        (6,500,000)      19,795,000             3,000,000
   Net increase in securities sold under
     agreement to repurchase                                         703,827        7,374,339             1,718,593
   Proceeds from sale of common stock                                248,295       14,570,986               982,215
   Payment of dividends                                               (4,881)          (2,520)                 (400)
                                                               -------------    -------------         -------------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                 118,032,620       85,612,928            31,033,322
                                                               -------------    -------------         -------------

                             NET INCREASE IN CASH
                             AND CASH EQUIVALENTS                 41,924,774        4,882,753             4,394,352

CASH AND CASH EQUIVALENTS
    Beginning of year                                             14,934,854       10,052,101             5,657,749
                                                               -------------    -------------         -------------
    End of year                                                $  56,859,628    $  14,934,854           $ 10052,101
                                                               =============    =============         =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:

      Interest                                                 $  10,605,085    $   6,129,951         $   4,653,574
                                                               =============    =============         =============
      Income taxes                                                   949,500    $     569,500         $     379,000
                                                               =============    =============         =============
    Noncash Transactions:

      Property acquired in repossessions and
        foreclosures                                           $     581,241    $      75,884         $     120,405
                                                               =============    =============         =============
      Unrealized increase (decrease) in fair
        value on securities available for sale                 $     852,786    $    (560,657)        $           0
                                                               =============    =============         =============





          See accompanying notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Consolidation:
        The consolidated financial statements of Southwest Banks, Inc. (the Company) include the accounts of the Company and its wholly-owned subsidiaries, First National Bank of Naples and Cape Coral National Bank (the Banks). All significant intercompany balances and transactions have been eliminated.

Nature of Operations:
        The Banks operate under national bank charters and provide full banking services. As national banks, they are subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by the Banks is the Southwest region of Florida and services are provided at 6 branch offices.

Estimates:
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications:
        The consolidated financial statements for 1993 and 1994 have been reclassified to conform with the presentation for 1995. Such reclassifications had no effect on net results of operations.

Cash and Cash Equivalents:
        Cash, demand balances due from banks and federal funds sold are considered cash and cash equivalents for cash flow reporting purposes. Generally, federal funds are sold for one-day periods.

Investment Securities:
        Management determines the appropriate classification of securities at the time of purchase. These investments in securities are classified in two categories and accounted for as follows:

        On January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities available for sale be carried at fair value, based upon market or broker quotations. Such appreciation or decline in value, net of deferred taxes, is reported in a separate component of stockholders' equity until realized. Deferred income taxes are provided on any unrealized appreciation or decline in value. There was no cumulative effect of this accounting change.

        Gains and losses on the sale of securities available for sale are determined using the specific identification method.

- - Securities Held to Maturity:
        Securities held to maturity are carried at amortized cost. Premiums and discounts on debt securities held to maturity are amortized to expense and accrued to income over the life of the securities using the interest method. These securities are classified as held to maturity based on management's intent and the banks' ability to hold such securities to maturity.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Income on Loans:
        Interest on loans is credited to operations daily based upon the principal amount outstanding. Unearned income on loans is credited to operations based on the interest method. Wherever doubt exists as to the collectibility of loans, the loans are placed on nonaccrual status and interest income is recorded as payments are received.

Allowance for Loan Losses:
        The allowance for loan losses is established through a provision for loan losses charged to expense based on management's evaluation of the potential losses in its loan portfolio. Such evaluation, which includes a review of all loans for which full collectibility may not be reasonably assured, considers, among other matters, historical loss experience, net realizable value of collateral, current economic conditions and trends, and such other factors as in management's judgment deserve recognition. Many of these factors involve a significant degree of estimation, are beyond management's control or are subject to changes which may be unforeseen. Although management believes the allowance is adequate to absorb losses on existing loans that may become uncollectible, the ultimate losses may vary significantly from the current estimates.

        In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement generally requires all creditors to account for impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of expected future cash flows discounted at the loan's effective interest rate. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." This statement amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS No. 118 does not change the provisions in SFAS No. 114 that requires a creditor to me&sure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the market price of the loan, or the fair value of the collateral if the loan is collateral dependent. The implementation of SFAS No. 114 and SFAS No. 118 during fiscal year 1995 did not have a material impact on the Company's consolidated financial position or results of operations.

Other Real Estate:
        Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses, and subsequent write downs are charged to expense in the period they are incurred.

Loan Origination Fees and Costs:
        Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

Premises and Equipment:
        Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the depreciable assets.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes:
        Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

        The Company and the Banks file a consolidated tax return.

Fair Value of Financial Instruments:
        In December l99l, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments". SFAS No. 107 requires disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheets, for which it is practical to estimate fair value. Management has adopted SFAS No. 107 during fiscal 1995 (see Note
N).

Earnings Per Share of Common Stock:
        Earnings per share are based on the weighted average number of shares outstanding during the year plus, where applicable, common stock equivalents attributable to stock options and warrants.

                                      F-l0

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE B - SECURITIES

        Investment securities shown in the consolidated balance sheets of the Company at December 31 were as follows:

                                                                     GROSS UNREALIZED
Available for sale securities:                    AMORTIZED    -------------------------      FAIR
     December 31, 1995:                             COST           GAINS        LOSSES        VALUE
                                                 -----------   -------------------------   -----------
     Mortgage-backed securities of
       U.S. Government agencies                  $17,673,278      $169,533    $        0   $17,842,811
     U.S. Treasury securities                      6,987,083        95,363         1,796     7,080,650
     Other U.S. Government agencies               20,643,832        78,628        13,375    20,709,085
     Other securities                              4,133,091         6,600        42,824     4,096,867
     Federal Reserve Bank Stock                      672,150             0             0       672,150
                                                 -----------      --------    ----------   -----------
     Total                                       $50,109,434      $350,124    $   57,995   $50,401,563
                                                 ===========      ========    ==========   ===========
     December 31, 1994:
     Mortgage-backed securities of
       U.S. Government agencies                  $   216,111      $      0    $   13,701   $   202,410
     U.S. Treasury securities                      7,991,889             0       109,239     7,882,650
     Other U.S. Government agencies                7,971,024             0       344,646     7,626,378
     Other securities                              3,919,176             0        93,071     3,826,105
     Federal Reserve Bank Stock                      612,200             0             0       612,200
                                                 -----------      --------    ----------   -----------
     Total                                       $20,710,400      $      0    $  560,657   $20,149,743
                                                 ===========      ========    ==========   ===========

Held to maturity securities:
     December 31, 1995:
     Mortgage-backed securities of
       U.S. Government agencies                  $ 1,671,403      $ 23,439    $        0   $ 1,694,842
     U.S. Treasury securities                      5,266,147         9,123        17,020     5,258,250
     Other U.S. Government agencies                9,957,047        98,387        20,174    10,035,260
     State and political
       subdivisions                                6,939,567        56,184        37,983     6,957,768
                                                 -----------      --------    ----------   -----------
     Total                                       $23,834,164      $187,133    $   75,177   $23,946,120
                                                 ===========      ========    ==========   ===========
     December 31, 1994:
     Mortgage-backed securities of
       U.S. Government agencies                  $ 1,823,382      $  2,662    $   82,964   $ 1,743,080
     U.S. Treasury securities                      9,310,991             0       223,541     9,087,450
     Other U.S. Government agencies               12,980,221             0       514,072    12,466,149
     State and political
       subdivisions                                6,685,003         1,381       667,240     6,019,144
                                                 -----------      --------    ----------   -----------
     Total                                       $30,799,597      $  4,043    $1,487,817   $29,315,823
                                                 ===========      ========    ==========   ===========

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE B - SECURITIES (CONTINUED)

        Gross gains realized from the sale of investments during the year ended December 31, 1995 were $14,597, $2,000 for 1994 and $234,085 for 1993. The applicable equivalent income tax on these net gains was $5,493 for 1995, $753 for 1994 and $88,086 for 1993.

        Actual maturities of securities held to maturity and available for sale may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. As of December 31, 1995, the amortized cost and fair value of investment securities, by contractual maturities, were as follows:

                                   HELD TO MATURITY         AVAILABLE FOR SALE
                              -------------------------   -------------------------
                                AMORTIZED      FAIR        AMORTIZED       FAIR
                                  COST         VALUE          COST         VALUE
                              -----------   -----------   -----------   -----------
Due in one year or less       $ 8,340,733   $ 8,355,474   $ 5,003,121   $ 5,009,860
Due from one to
  five years                    7,646,099     7,635,957    19,344,751    19,537,159
Due from five to
  ten years                     7,847,332     7,954,689    14,997,396    15,083,530
Due after ten years                     0             0     5,958,925     6,001,997
                              -----------   -----------   -----------   -----------
                               23,834,164    23,946,120    45,304,193    45,632,546
Other securities                        0             0     4,133,091     4,096,867

Federal Reserve Bank                    0             0       672,150       672,150
                              -----------   -----------   -----------   -----------
Total                         $23,834,164   $23,946,120   $50,109,434   $50,401,563
                              ===========   ===========   ===========   ===========

        Securities with an amortized cost and fair value of $10,105,566 and $10,160,427, respectively, at December 31, 1995, were pledged to secure public deposits. Securities with an amortized cost and fair value of $40,095,418 and $40,830,120, respectively, at December 31, 1995, were pledged as collateral for other borrowings (see Note F).

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE C - LOANS

     The composition of loans at December 31, 1995 and 1994 is as follows:

                               1995              1994
                           ------------     ------------
         Commercial        $100,529,085     $ 69,099,015
         Real estate         57,340,573       47,484,132
         Lines of credit     24,072,934       20,734,649
         Installment         56,566,474       48,688,611
                           ------------     ------------
         Total             $238,509,066     $186,006,407
                           ============     ============

        The majority of the Company's lending activities are conducted principally with customers located in the Southwest Florida region. Commercial loans are primarily extended to small and mid-sized corporate borrowers in service and manufacturing related industries.

        At December 31, 1995, the Company's commercial and lines of credit loan portfolios, aggregating approximately $124,602,000 were secured as follows:
$94,282,067 by real estate; $1,853,464 by deposit accounts; $12,590,361 by furniture, equipment and other plant assets; $3,383,922 by assignments, letters of credit and repurchase agreements; $2,804,975 by boats, mobile homes, aircrafts and automobiles; $5,707,029 by marketable securities; and $3,980,182 was unsecured.

        Nonperforming loans have not been separately classified because such loans are not material compared to total loans and nonaccrued interest is not material in relation to net income.

        The activity in the allowance for loan losses for each of the three years in the period ended December 31, 1995 is as follows:

                                     1995           1994           1993
                                 -----------    -----------    -----------
        Balance at beginning
          of year                $ 1,182,157    $   742,489    $   691,436
        Provision charged to
          operations                 835,000        605,000        240,000
        Charge-offs                 (528,185)      (257,982)      (204,126)
        Recoveries                    96,313         92,650         15,179
                                 -----------    -----------    -----------
        Balance at end of year   $ 1,585,285    $ 1,182,157    $   742,489
                                 ===========    ===========    ===========


                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE D - PREMISES AND EQUIPMENT

        Premises and equipment at December 31, 1995 and 1994 consist of the following:

                                                1995          1994
                                            -----------   -----------
        Land and land improvements          $ 4,087,745   $ 3,145,304
        Building                              6,101,053     4,100,505
        Motor vehicles                           40,193        68,012
        Leasehold improvements                1,012,846       994,810
        Furniture, fixtures and equipment     3,514,861     2,564,592
        EDP equipment and software            2,484,350     1,958,960
        Construction in progress                467,814       355,542
                                            -----------   -----------
                                             17,708,862    13,187,725
        Less accumulated depreciation         3,294,922     2,236,312
                                            -----------   -----------
        Total                               $14,413,940   $10,951,413
                                            ===========   ===========


        Depreciation expense was $1,378,233, $803,292 and $540,132 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE E - DEPOSITS

        Deposits at December 31, 1995 and 1994 are comprised of the following:

                                                      1995            1994
                                                   ------------   ------------
        Interest-bearing:
        Money market                               $ 20,199,150   $ 14,805,783
        Negotiable order of withdrawal accounts     115,669,393     75,676,368
        Savings                                      25,309,178     18,581,816
        Certificates of deposit:
          Less than $100,000                         87,723,807     42,461,318
          $100,000 or more                           29,750,411     19,137,209
                                                   ------------   ------------
                                                    278,651,939    170,662,494
        Demand (non-interest-bearing)                46,178,675     30,582,741
                                                   ------------   ------------
        Total                                      $324,830,614   $201,245,235
                                                   ============   ============

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE E - DEPOSITS (CONTINUED)

        The maturities on certificates of deposit of $100,000 or more as of December 31, 1995 are as follows:

          Three months or less                         $ 6,874,462
          Over three months to six months                7,754,577
          Over six months to twelve months              13,343,280
          Over twelve months                             1,778,092
                                                       -----------
          Total                                        $29,750,411
                                                       ===========

        Included in interest expense is $1,323,125, $913,358 and $734,465 for 1995, 1994 and 1993, respectively, which relates to interest on certificates of deposit greater than $100,000.

NOTE F - SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE AND OTHER BORROWINGS

        The securities sold under agreement to repurchase (the repurchase agreement) represent investment securities with a book value of $37,259,101, at December 31, 1995. The repurchase agreement has been accounted for as a financing and the obligation to repurchase the securities sold is reflected as a liability in the consolidated balance sheets. The repurchase agreements were transacted with various Bank customers and the securities underlying the agreement, with a market value of $37,347,128, were retained in the custodial account of the Banks. Interest is payable monthly at varying rates (average rate of 4.78% at December 31, 1995) tied to the daily Federal Funds or the 13-week U.S. Treasury Bill rates. These agreements immediately terminate upon written notice by either party. Securities sold under agreement to repurchase averaged $25,336,826 and $10,771,829 during 1995 and 1994, respectively, and the weighted average interest was 5.42% and 4.90% during 1995 and 1994, respectively. The maximum amount outstanding at any month end under such agreement during 1995 and 1994 was $30,486,820 and $15,908,712, respectively.

        The other borrowings consist of adjustable rate loans from the Federal Home Loan Bank with interest rates ranging from 5.79% to 5.84% at December 31, 1995. The loans are collateralized by mortgage loans held in the Bank's portfolio. Below is a schedule of maturities on other borrowings for years following December 31, 1995:

         1996                                              $10,000,000
                                                           ===========

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE G - INCOME TAXES

     The provision for income taxes (credit) is comprised of the following:

         Year Ended December 31:            1995         1994        1993
                                         ---------    ---------    ---------
        Federal:

          Current                        $ 874,840    $ 553,817    $ 583,575
          Deferred                         (79,111)    (320,912)     (14,828)
                                         ---------    ---------    ---------
                                           795,729      232,905      568,747
                                         ---------    ---------    ---------
        State:
          Current                           57,157       35,652       32,459
          Deferred                           2,554      (26,345)      (1,554)
                                         ---------    ---------    ---------
                                            59,711        9,307       30,905
                                         ---------    ---------    ---------
        Total taxes                      $ 855,440    $ 242,212    $ 599,652
                                         =========    =========    =========

        Following is a reconciliation between tax expense using federal statutory rates and actual taxes:

                                         1995                    1994                1993
                                 -------------------   --------------------   ------------------
Federal statutory tax            $ 896,691      35.0%  $ 312,387       35.0%  $ 561,709     35.0%
Tax exempt income                  (83,978)     (3.3)    (73,647)      (8.3)
State taxes net of federal
  benefit                           39,409       1.6       6,143         .7      20,397      1.3
Other                                3,318        .1      (2,671)       (.3)     17,546      1.1
                                 ---------      ----   ---------       ----   ---------     ----
Actual taxes                     $ 855,440      33.4%  $ 242,212        2.1%  $ 599,652     37.4%
                                 =========      ====   =========       ====   =========     ====


        The significant temporary differences that give rise to deferred tax assets and deferred tax liabilities which are included in other assets are as follows at December 31:


                                                             1995          1994
                                                           ---------    ---------
        Deferred tax assets:
          Allowance for loan losses                        $ 445,096    $ 351,741
              Deferred loan origination fees and costs        90,839      111,902
              Other deductions deferred for income taxes     112,866      138,250
                                                           ---------    ---------
                Total gross deferred tax assets              648,801      601,893

          Deferred tax liabilities:
              Depreciation                                   (33,211)     (62,860)
                                                           ---------    ---------
                Net deferred tax assets                    $ 615,590    $ 539,033
                                                           =========    =========

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE H - COMMITMENTS AND CONTINGENCIES

        The Company and the Banks have entered into operating lease agreements for a commercial building expiring in 1999 and land underlying its operations center with two partnerships in which three of the directors of the Company are partners. Rent expense was $304,609 for 1995, $225,391 for 1994 and $195,192
for 1993.

        Future minimum rental commitments as of December 31, 1995 are as follows:

             Year ending -
               December 31, 1996               $  280,901
               December 31, 1997                  280,901
               December 31, 1998                  280,901
               December 31, 1999                  199,058
               December 31, 2000                   84,478
             Thereafter                         5,468,340
                                               ----------
             Total minimum payments required   $6,594,579
                                               ==========

        The Company and the Banks have entered into employment agreements expiring in 1999 with seven senior officers providing for annual compensation aggregating approximately $701,500.

        The Federal Reserve Bank requires banks to maintain certain average reserve balances in the form of vault cash or funds on deposit with the Federal Reserve Bank. At December 31, 1995, the Bank had on deposit approximately $5,643,255 at the Federal Reserve Bank to satisfy its required average reserve balance.

NOTE I - SUBSEQUENT EVENT

        On February 2, 1996, the company entered into an Agreement and Plan of Merger (Agreement) with FNB Corporation (FNB). The Agreement calls for each outstanding share of the Company's common stock to be converted into and exchanged for 0.78 shares of FNB common stock, subject to possible adjustment in certain circumstances as described in the Agreement. Each outstanding stock option or stock purchase warrant granted by the Company will be converted into an option or warrant to purchase shares of FNB common stock, adjusting the number of shares subject to such option or warrant and the exercise price thereof based on the exchange ratio. The consummation of this transaction is subject to approval by the stockholders of the Company, securities law clearances and regulatory approvals. The merger is anticipated to be accounted for as a pooling of interests. The Company anticipates closing on the merger to take place in early 1997.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE J - RETIREMENT PLAN

        The Company maintains a Salary Savings ESOP Plan (the Plan) to which eligible employees may contribute from 1% to 13.5% of their pay. The Company contributes to the Plan 50% of an eligible employee's deferral on the first 6% that the eligible employee defers, and may make discretionary contributions in excess of that amount based on the Company's profitability and approval of the board of directors. Employees are generally eligible to participate who have completed at least one year of service and have attained age 21. Employee contributions are 100% vested as amounts are credited to the employee's account. Company contributions become 20% vested when an employee has completed two years of service, and vest at a rate of 20% per year thereafter, fully vesting when an employee has completed six years of service. The Company made contributions to the Plan of $298,335 in 1995, $188,777 in 1994 and $133,548 in 1993.

        The company is required, under federal income tax regulations, to grant a put option to each ESOP participant who may receive a distribution of common stock from the ESOP if the stock is not readily tradeable by the distributee on an established market. The put option is a right to demand that the sponsor redeem shares of employer stock held by the participant for which there is no market for an established cash price.

        At December 31, 1995, the ESOP plan held 33,182 shares of Company common stock.

NOTE K - RELATED PARTY TRANSACTIONS

        The Banks have granted loans to executive officers and directors of the Banks and the Company and to associates of such executive officers and directors. Such loans were made in the ordinary course of business under normal credit terms and do not represent more than the normal risk of collection. The activity for these loans for 1995 is as follows:

         Total loans at December 31, 1994                       $ 5,642,982
         New loans                                                  279,905
         Repayments                                              (1,667.030)
                                                                -----------
         Total loans at December 31, 1995                       $ 4,255,857
                                                                ===========

        The Banks also have accepted deposits from employees, officers and directors of the Banks and the Company and from associates of such officers and directors. The deposits were accepted on substantially the same terms as those of other depositors. Such deposits amounted to approximately $3,294,000 and $2,126,000 at December 31, 1995 and 1994, respectively.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE K - RELATED PARTY TRANSACTIONS (CONTINUED)

        The banks have entered into a correspondent relationship to purchase loan participations from and sell loan participations to another bank located in the state of Pennsylvania (the Pennsylvania Bank). The Chairman of the Board of the Pennsylvania Bank is a stockholder and member of the board of directors of the Company. In addition, the Pennsylvania Bank holds 172,621 shares of common stock of the Company. The Banks purchased $2,000,000, $147,500 and $-0-in loan participations from the Pennsylvania Bank during the years ended December 31, 1995, 1994 and 1993, respectively, and the Banks sold $-0-, $1,750,000 and $10,057,677 in loan participations to the Pennsylvania Bank during the years ended December 31, 1995, 1994 and 1993, respectively. All purchases and sales of loan participations were at the market value of the loans at date of sale and were without recourse. At December 31, 1995, the unpaid balances of the loan participations purchased and sold were approximately $1,927,467 and $14,391,377, respectively.

NOTE L - STOCKHOLDERS' EQUITY

        The Company granted a 2% stock dividend in May 1995.

        The Company has adopted an incentive stock option plan for certain of its employees and has authorized and reserved 527,340 shares of common stock for issuance under this plan. Transactions related to this stock option plan are as follows:

                                                       OPTIONS    OPTION PRICE
                                                     OUTSTANDING    PER SHARE
                                                     -----------  ------------

Balance December 31, 1992                              158,119    $5.65-$7.54
Granted                                                198,715    $7.54-$9.61
                                                       -------
Balance December 31, 1993                              356,834    $5.65-$9.61
Granted                                                 80,274    $9.61-$12.00
Exercised                                               (2,121)   $6.60
Forfeited                                               (8,387)   $7.54
                                                       -------

Balance December 31, 1994                              426,600    $5.65-$12.01
Granted                                                 30,920    $12.01-$14.00
Exercised                                               (1,142)   $7.54-$12.01
Forfeited                                               (3,448)   $12.01
                                                       -------

Balance December 31, 1995                              452,930
                                                       =======

        At December 31, 1995, options for 168,423 shares were exercisable at an average price per share of $7.96.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE L - STOCXHOLDERS' EQUITY (CONTINUED)

        In connection with its initial offering of common stock, the Company granted to certain organizers of the Company warrants to purchase one share of common stock (at an exercise price of $5.65 per share) for each four shares purchased by such organizers in this offering. Such warrants became exercisable two years after the Banks commenced operations with an exercise period of ten years thereafter. The Company has reserved 123,854 shares of common stock for issuance in connection with these warrants.

        Under risk-based capital guidelines issued by the Federal Reserve Bank and the OCC, total capital is defined as core (tier-one) capital and supplementary (tier-two) capital. The Company's tier-one capital consists primarily of stockholders' equity while tier-two capital consists of a portion of the allowance for loan losses. The definition of assets includes items on and off the balance sheet with each item being assigned a "risk-weight" for determination of total assets.

        The guidelines require that total capital of 8% be held against total risk-adjusted assets, at least of which 4% must be tier-one capital. In addition, a minimum leverage ratio of 4% tier-one capital to total assets is required. The following schedule presents the Bank's regulatory capital ratios as of December 31:

                                           1995
                                       ------------
Tier I capital:
 Stockholders' equity                  $ 29,762,000
Tier II capital:
 Allowable allowance for loan losses      1,585,000
                                       ------------
Total Tier II capital                  $ 31,347,000
                                       ============

Risk weighted assets                   $263,040,000
                                       ============

Risk based capital ratios:
 Tier I                                       11.31%
 Total risk based (Tier II)                   11.92%
 Leverage                                      8.13%

        The earnings per share of common stock for 1994, 1993 and 1992 have been retroactively adjusted to reflect the effect of a 2% stock dividend issued in May 1995.

        The approval of the Comptroller of the Currency is required for national banks to pay dividends in excess of earnings retained in the current year plus retained net profits for the preceding two years. As of December 31, 1995, approximately $3,700,146 of undistributed earnings was available for distribution to the Company as dividends without prior regulatory approval.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE M - OFF-BALANCE SHEET RISK

        In the normal course of business, the Banks utilize various financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The credit risks associated with financial instruments are generally managed in conjunction with the Banks' balance sheet activities and are subject to normal credit policies, financial controls and risk limiting and monitoring procedures.

        Credit losses are incurred when one of the parties fails to perform in accordance with the terms of the contract. The Banks' exposure to off-balance sheet credit risk is represented by the contractual amount of the commitments to extend credit and standby letters of credit. At December 31, 1995 and 1994, the Banks had commitments of approximately $43,040,000 and $24,202,000 for undisbursed portions of loans in process and unused portions of lines of credit. Commitments under standby letters of credit aggregated approximately $2,150,000 and $1,504,000 at December 31, 1995 and 1994, respectively.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include compensating balances, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

        Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Most guarantees expire within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral supporting these commitments for which collateral is deemed necessary is maintained by the Banks.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS

        SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the company disclose estimated fair values for its financial instruments. The market value of securities, as presented in Note D, are based primarily upon quoted market prices. For substantially all other financial instruments, the fair values are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. In accordance with SFAS No. 107, the fair values are based on estimates using present value and other valuation techniques in instances where quoted prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates cannot be substantiated by comparison to independent markets and, further, may not be realizable in an immediate settlement of the instruments. SFAS No. 107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of the company.

        The following table presents the estimates of fair value of financial instruments as of December 31, 1995:

                                    CARRYING        FAIR
                                     AMOUNT         VALUE
                                  ------------   ------------
Financial assets:
  Cash and cash equivalents       $ 56,859,628   $ 56,859,628
  Securities available for sale     50,401,563     50,401,563
  Securities held to maturity       23,834,164     23,946,120
  Net loans                        236,666,231    240,626,038

Financial liabilities:
  Deposits                         324,830,614    325,507,100
  Short-term borrowings             28,276,769     28,276,769

Off-Balance Sheet Credit Risk:
  Commitments to extend credit      43,040,000     43,040,000
  Standby letters of credit          2,150,000      2,150,000

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

        Cash and short-term investments: For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

        Securities: For both securities available for sale and investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        Loans: The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Deposits: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity deposits is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefits that result from low-cost funding provided by the deposit liabilities compared to the cost of alternate sources of funds.

        Short-term borrowings: The carrying amounts for short-term borrowings approximate fair value for amounts that mature in 90 days or less. The fair value of subordinated notes is estimated by discounting future cash flows using rates currently offered.

        Off-balance sheet credit risk: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the customer. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        The fair value estimates are presented for on-balance sheet financial instruments without attempting to estimate the value of the bank's long-term relationships with depositors and the benefit that results from low-cost funding provided by deposit liabilities. In addition, significant assets which are not considered financial instruments and are, therefore, not a part of the fair value estimates include office properties and equipment.

NOTE O - GENERAL OPERATING EXPENSES

        The following amounts comprise general operating expenses for the years ended December 31:

                              1995         1994         1993
                          ----------   ----------   ----------
Stationery and supplies   $  518,420   $  391,148   $  225,204
Telephone                    180,274      136,053       78,874
Professional fees            734,462      431,320      398,371
Media costs and public
  relations                  685,983      446,511      271,532
Professional dues             70,466       47,613       35,200
Insurance                    358,159      427,868      333,238
Amortization of
  organization costs           7,546       14,975       28,692
Automobile                    48,663       51,629       39,974
Other                      1,140,306      795,850      460,212
                          ----------   ----------   ----------
Total                     $3.744,279   $2,742.967   $1,871,297
                          ==========   ==========   ==========

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE P - CONDENSED FINANCIAL INFORMATION

        The condensed financial information of Southwest Banks, Inc. (parent company only) as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, is as follows:

     BALANCE SHEETS

                                                                                    DECEMBER 31
                                                                           ----------------------------
                                                                                1995            1994
                                                                           ------------    ------------
         Assets:
           Investment in and indebtedness of
             subsidiaries, at equity                                       $ 29,357,744    $ 26,922,383
           Securities available for sale                                        205,000               0
           Premises and equipment                                               553,049         793,895
           Other assets                                                         397.394         244,005
                                                                           ------------    ------------
                                                                           $ 30,513,187    $ 27,960,283
                                                                           ============    ============

         Liabilities:
           Accrued expenses and other liabilities                          $    180,394    $    109,321
           Employee Stock Ownership Plan obligation                             388,890         140,652


         Stockholders' equity:
           Preferred stock                                                            0               0
           Common stock                                                         365,409         356,056
           Capital surplus                                                   28,322,888      27,193,122
           Retained earnings                                                  1,462,295         651,465
           Unrealized increase (decrease) in fair value
             on securities available for sale (net of
             applicable income taxes)                                           182,201        (349,681)

           Employee Stock Ownership Plan obligation                            (388,890)       (140,652)
                                                                          -------------    ------------
                                   TOTAL STOCKHOLDERS' EQUITY                29,943,903      27,710.310
                                                                          --------------   ------------

                                                                           $ 30,513,187    $ 27,960,283
                                                                           =============   ============

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE P - CONDENSED FINANCIAL INFORMATION (CONTINUED)

    STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                      YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------
                                                                  1995          1994          1993
                                                              -----------   -----------   ------------
Income:
Interest on indebtedness of First
  National Bank of Naples                                     $   105,371   $   237,188    $    22,245
Management and other fees
  from subsidiaries                                             2,038,689       939,938        440,000
Interest on investment securities
  and other                                                         3,959           372              0
                                                              -----------   -----------    -----------
                                               TOTAL INCOME     2,148,019     1,177,498        462,245
                                                              -----------   -----------    -----------
Expenses:
  Salaries and employee benefits                                1,549,231       930,931        172,375
  Equipment rental, depreciation and maintenance                  239,824       206,269        192,070
  General operating                                               358,964       156,773        169,886
                                                              -----------   -----------    -----------
                                             TOTAL EXPENSES     2,148,019     1.293,973        534,331
                      LOSS FROM OPERATIONS BEFORE EQUITY IN   -----------   -----------    -----------
                                UNDISTRIBUTED NET INCOME OF
                                               SUBSIDIARIES             0      (116,475)       (72,086)

Equity in undistributed earnings of
  subsidiaries                                                  1,706,535       722,968      1,050,190
                                                              -----------   -----------    -----------
                                 INCOME BEFORE INCOME TAXES     1,706,535       606,493        978,104

Income tax credit                                                       0        43,830         27,126
                                                              -----------   -----------    -----------

                                                 NET INCOME     1,706,535       650,323      1,005,230

Retained earnings:
  Beginning of year                                               651,465       698,932          5,702
                                                              -----------   -----------    -----------
                                                                2,358,000     1,349,255      1,010,932
  Stock dividend declared                                         895,705       697,790        312,000
                                                              -----------   -----------    -----------
  End of year                                                 $ 1,462,295   $   651,465    $   698.932
                                                              ===========   ===========    ===========

                     SOUTHWEST BANKS, INC. AND SUBSIDIARIES

                        December 31, 1995, 1994 and 1993

NOTE P - CONDENSED FINANCIAL INFORMATION (CONTINUED)

    STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED DECEMBER 31,
                                            --------------------------------------------
                                                 1995            1994            1993
                                            ------------    ------------    ------------
 Cash flows from operating activities:
    Net income                              $  1,706,535    $    650,323    $  1,005,230
    Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation of premises and
        equipment                                139,331          98,991         125,972
      (Increase) decrease in other assets       (153,389)        239,420         (76,673)
      Increase in accrued expenses
        and other liabilities                    319,311           7,595         231,544
      Equity in undistributed earnings
        of subsidiary banks                   (1,706.535)       (722,968)     (1,050,190)
                                            ------------    ------------    ------------
                     NET CASH PROVIDED BY
                     OPERATING ACTIVITIES        305,253         273.361         235,883
                                            ------------    ------------    ------------

  Cash flows from investing activities:
    Investment in subsidiary banks               (55,182)    (14,158,497)     (1,108,520)
    Purchases of premises and equipment         (493,485)       (683.330)       (109,178)
                                            ------------    ------------    ------------
    NET CASH USED IN INVESTING ACTIVITIES       (548.667)    (14,841,827)     (1,217,698)
                                            ------------    ------------    ------------

  Cash flows from financing activities:
    Proceeds from sale of common stock           248,295      14,570,986         982,215
    Payment of dividends                          (4.881)         (2,520)           (400)
                                            ------------    ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES        243,414      14.568,466         981,815
                                            ------------    ------------    ------------

    INCREASE IN CASH AND CASH EQUIVALENTS              0               0               0

  Cash and cash equivalents:
    Beginning of year                                  0               0               0
                                            ------------    ------------     -----------
    End of year                             $          0    $          0     $         0
                                            ============    ============     ===========

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Current Report of F.N.B. Corporation on Form 8K of our report dated January 19, 1996, except for Note I, as to which the date is February 2, 1996, relating to the financial statements of Southwest Banks, Inc. appearing elsewhere in this Current Report.


                                          Hill, Barth & King, Inc.
                                          Certified Public Accountants


HILL, BARTH & KING, INC.
Naples, Florida

June 26, 1996

                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    F.N.B. CORPORATION
                                    (Registrant)


                                    By:      /s/ JOHN D. WATERS
                                             ------------------------------
                                    Name:    John D. Waters
                                    Title:   Vice President and
                                             Chief Financial Officer


Dated:  June 28, 1996